As filed with the Securities and Exchange Commission on October 10, 2006 Registration No._______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM SB-2

_____________________________

GOENERGY, INC.

(Name of small business issuer in its charter)

DELAWARE	1041	98-0357690
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
4526 Underwood Avenue North Vancouver, B.C. British Columbia, Canada V7K 2S2 (604) 961-8878 (Address and telephone number of principal executive offices and principal place of business)
STRATO MALAMAS 4526 Underwood Avenue North Vancouver, B.C. British Columbia, Canada V7K 2S2 (604) 961-8878 (Name, address and telephone number of agent for service)
Copies to: Gary S. Joiner Frascona Joiner Goodman and Greenstein, P.C 4750 Table Mesa Drive Boulder, CO 80305 T: (303) 494-3000 F: (303) 494-6309

Approximate Date Of Proposed Sale To The Public: From time to time after this Registration Statement becomes effective.

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If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock	1,569,893	$0.05	$78,494.65	$8.40

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

GOENERGY, INC.

1,569,893 SHARES OF

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value. This offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares, (ii) the first anniversary of the date of this prospectus, or (iii) we decide to terminate the registration of the shares.

Our common stock is presently not traded on any market or securities exchange.

Prospective investors should carefully consider all of the factors set forth in “Risk Factors” commencing on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus shall not be used before the effective date of the registration statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 2006

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by GoEnergy, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

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TABLE OF CONTENTS

SUMMARY

1

RISK FACTORS

3

USE OF PROCEEDS

7

DETERMINATION OF OFFERING PRICE

7

DILUTION

7

SELLING SHAREHOLDERS

7

PLAN OF DISTRIBUTION

9

LEGAL PROCEEDINGS

11

DIRECTORS AND EXECUTIVE OFFICERS

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

DESCRIPTION OF SECURITIES TO BE REGISTERED

13

INTEREST OF NAMED EXPERTS AND COUNSEL

14

DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

14

DESCRIPTION OF BUSINESS

14

MANAGEMENT'S DISCUSSION AND ANALYSIS

23

DESCRIPTION OF PROPERTY

26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

26

EXECUTIVE COMPENSATION

26

LEGAL MATTERS

27

EXPERTS

27

AVAILABLE INFORMATION

28

INDEX TO FINANCIAL STATEMENTS

29

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GoEnergy, Inc.

4526 Underwood Avenue

North Vancouver, B.C.

British Columbia, Canada V7K 2S2

(604) 961-8878

The Company

We plan to commence operations in the mineral exploration business. To date, we have not conducted any exploration activities.

We were incorporated on May 2, 2001 under the laws of the state of Delaware. After raising initial capital for operations between May 2, 2001 and July 31, 2001, we commenced reviewing various oil and gas property acquisition opportunities.  We currently have no plans to merge with or acquire another business entity.

In March 2002, we acquired interests in two oil and natural gas exploration properties in Texas.  Management concluded that drilling results showed no commercial potential for the properties.  We ceased operations on the properties and have abandoned our interests in them.

On April 2, 2005, we purchased two mineral claims near Harrison Lake, British Columbia, Canada (collectively referred to as the “Eagle Property”).  We have not yet begun exploration on this property, but we intend to explore the Eagle Property to look for lead, zinc, copper, silver or gold deposits.  The Eagle Property has no known mineral reserves.

We are currently in the exploration stage. We plan to ultimately engage in the exploration of mineral properties and to exploit mineral reserves we discover, if any, that demonstrate economic feasibility, if any.  We do not have any plans to merge with or purchase any other company.

The Offering

Common Stock Offered

We are offering up to 1,569,893 shares of our common stock for sale to the public at a price of $0.05 per share. There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow.

Common Stock Currently Outstanding	We currently have 4,319,893 shares issued and outstanding.

Selling Stockholders

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

No Trading Market

Our common stock is not quoted on the OTC Bulletin Board, or listed on any exchange, and there is not currently any public market for our stock.  We intend to seek to have our shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote our shares thereon.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced principal business operations during the first quarter of 2004 and have a limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

Summary Financial Information

	Fiscal Year Ended July 31
	2006	2005

Operating Statement Data:

Revenues	$0	$0

Expenses	490	9,290

Net Profit (Loss)	(405)	(9,240)

Balance Sheet Data:

Total Assets	$63,703	$49,147

Total Liabilities	54,254	39,254

Common stock	4,319,893	4,319,893

Shareholders’ Equity	9,449	9,893

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. We believe the following risk factors are all of the material risk factors involved in purchasing our shares. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of July 31, 2006, we had cash and cash equivalents in the amount of $9,525. We currently do not have any operations, and we have no income. We will require additional financing to explore the Eagle Property; we anticipate spending approximately $6,190 on exploring the Eagle Property during the next twelve months.  We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.

We do not currently have any arrangements for financing, and we can provide no assurance to investors that we will be able to find such financing if required.

Because we have not commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of the Eagle Property and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 2, 2001 and to date have been involved primarily in organizational activities and the acquisition of interests in three properties. We have not yet earned any significant revenues.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from minerals on the Eagle Property, we will not be profitable. Our ability to continue operations may be jeopardized.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of our recurring operating losses, stockholders’ deficit, historical working capital deficit and negative cash flow from operations, our auditor has raised substantial doubt about our ability to continue our business.  We need to continue as a going concern if our business is to achieve profitability.

We have received a report from our independent auditors on our financial statements for the fiscal year ended July 31, 2006, in which our auditors have included explanatory paragraphs indicating that our recurring losses and working capital deficit cause substantial doubt about our ability to continue as a going concern. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.  If we are unable to generate significant revenue and/or raise additional financing, we will not have sufficient funds to continue engaging in the search for mineral deposits, to mine any of our properties, or to extract mineable mineral deposits.  In such case, we would have to cease operations.

Because of the speculative nature of exploration of mineral concessions and the unique difficulties and uncertainties inherent in the mineral exploration business, there is substantial risk that no commercially exploitable minerals will be found and that this business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  New mineral exploration companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of Eagle Property may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. In addition, problems such as unusual or unexpected mineral formations, and other geological conditions often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan.  In addition, the search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, the use of explosives, waste disposal, worker safety and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of ore, we may not be able to successfully obtain commercial production.

The Eagle Property does not contain any known mineral reserves. If our exploration programs are successful in establishing mineral reserves capable of commercial production, we anticipate finding a joint venture partner who will fund the commercialization of the Eagle Property.  However, there is no guarantee that we would be able to find such a joint venture partner.  If we do not find a joint venture partner, we do not have enough funds to commercialize the property and we may have to cease operations or find an alternative method of fund raising.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to federal, provincial, and local mining laws in Canada as we carry out our exploration program. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.

While our planned exploration program includes a budget for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

The production of minerals in British Columbia requires the approval of applicable governmental agencies. If we are unable to obtain such approval, we will not be able execute our business plan and we will cease operations.

If we discover mineral reserves, of which there is no guarantee, we will be required to seek governmental approval before production of minerals begins.  There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance, but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

We currently depend on a single property.  If we do not find commercial reserves of ore on this property, we will not be able to generate revenue and may have to cease operations.

Our only mineral property at this time is the Eagle Property. We are solely dependent upon making a discovery at the Eagle Property for the furtherance of the company, unless we acquire another property, which we may not be able to do.  If we make an economic find at the Eagle Property, we would then be solely dependent upon a single mining operation for our revenue and profits, if any.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers intend to devote a limited amount of time to our affairs.  Strato Malamas intends to devote ten hours per week, while James Michael Stewart intends to devote approximately two hours per week.  Due to this limited involvement, we will rely heavily upon the consultants we retain to conduct work on our mineral properties.

Risks Relating to Our Common Stock:

Because our president, Mr. Strato Malamas, owns approximately 64% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Strato Malamas, our president and director, owns approximately 64% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Malamas may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our assets and operations are located outside the U.S. and all of our officers and directors are non-U.S. citizens living outside of the U.S., U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.  U.S. laws and/or judgments might not be enforced against us in foreign jurisdictions.

All of our operations are conducted outside of the United States, and all of our assets, with the exception of our 1% interest in the Tolar Property (described below), are located outside the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our assets are located (i) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us based upon these laws.

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our common stock is not presently quoted on any stock exchange or bulletin board. There is no public market for our shares and we cannot guarantee that such a market will develop. If an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including: (1) actual or anticipated variations in our results of operations; (2) our ability or inability to generate new revenues; (3) increased competition; and (4) conditions and trends in the mineral industry.

Further, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If a market for our common stock does develop, our common stock may be subject to the "Penny Stock" rules of the SEC, which would make transactions in our stock more difficult.

The trading market for our common stock, if it develops, may be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and making it more difficult for holders of our stock to sell their shares, as long as the shares are subject to the penny stock rules.

USE OF PROCEEDS

The Company will not receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

Until our stock is quoted on an exchange, the selling shareholders will sell their shares, if any, at the price of $0.05 per share.  This price was determined arbitrarily by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.  After our stock is quoted on the OTC Bulletin Board, if ever, we will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,569,893 shares of common stock offered through this prospectus.  These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Ownership Before Offering			Ownership After Offering
Name	Shares	Percentage of class	Shares to be offered	Shares	Percentage
Atkinson, Kathe	100,000	2.31%	100,000	0	0
Barker, Kati	20,000	0.46%	20,000	0	0
Dalke, Traugott	20,000	0.46%	20,000	0	0
Gilliland, E.	10,000	0.23%	10,000	0	0
Gray, Peter and Moira	26,293	0.61%	26,293	0	0
Grenier, Simone	100,000	2.31%	100,000	0	0
Grohmueller, Reinhard	100,000	2.31%	100,000	0	0
Harmat, Edith	10,000	0.23%	10,000	0	0
Hartmann, Anne-Marie	100,000	2.31%	100,000	0	0
Henne, Karen	6,000	0.14%	6,000	0	0
Hotchen, Edna	100,000	2.31%	100,000	0	0
Irving, Dean	10,000	0.23%	10,000	0	0
Judd, Derek	40,000	0.93%	40,000	0	0
Jurlsen, Neil	4,200	0.10%	4,200	0	0
Kennedy, Suzanne	10,000	0.23%	10,000	0	0
McCulloch, Kevin	100,000	2.31%	100,000	0	0
Miller, Diane	4,000	0.09%	4,000	0	0
Moran, Michael	50,000	1.16%	50,000	0	0
Moran, Tom	50,000	1.16%	50,000	0	0
Nicholls, Adele	20,000	0.46%	20,000	0	0
Nyliram Enterprises Ltd. (a)	10,000	0.23%	10,000	0	0
Oger, David	200,000	4.63%	200,000	0	0
Penner, Ann	6,000	0.14%	6,000	0	0
Read, Gail	100,000	2.31%	100,000	0	0
Sabell, Peter	20,000	0.46%	20,000	0	0
Scarfe, Vera	40,000	0.93%	40,000	0	0
Scott, Eric	4,000	0.09%	4,000	0	0

Shephard, Dudley	10,000	0.23%	10,000	0	0
Skaaning, Suzanne	100,000	2.31%	100,000	0	0
Sloan, Richard	4,400	0.10%	4,400	0	0
Starling, Norman	20,000	0.46%	20,000	0	0
Starling, Richard	10,000	0.23%	10,000	0	0
Walton, Peter	10,000	0.23%	10,000	0	0
Watkins, Susan	10,000	0.23%	10,000	0	0
Watt, John	40,000	0.93%	40,000	0	0
Watt, Nina	5,000	0.12%	5,000	0	0
Wilkinson, Jack	100,000	2.31%	100,000	0	0

(a) Jerry Klein is the control person of this entity.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.  The percentages are based on 4,319,893 shares of common stock outstanding on July 31, 2006.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The selling shareholders may not actually sell all of the securities being offered.

To our knowledge, none of the selling shareholders:  (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2)  has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions: (1) on such public markets or exchanges as the common stock may from time to time be trading; (2) in privately negotiated transactions; (3) through the writing of options on the common stock; (4) in short sales, or (5) in any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholder enters into an agreement, after the effective date of this registration statement, to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising registration statement disclosure and filing the agreement of sale as an exhibit to the registration statement. Concurrently, any such broker dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance department.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and “ask” prices for penny stocks and the significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading penny stocks; and (vi) contains such other information and is in such form (including language, type, size, and format) as the Commission shall  require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer: (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is 2711 Centerville Road, Suite 400 Wilmington Delaware.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Name	Age	Position

Strato Malamas	48	CEO, CFO, Director

James Michael Stewart	56	Director

Biographical Information

Strato Malamas

Strato Malamas has acted as our president, chief executive officer, secretary, treasurer and chief financial officer since our incorporation on May 2, 2001. Since 1983, he has been a licensed Realtor® involved in property development, sales and management. Mr. Malamas has been the principal of Brooklyn Property Management Limited, a private real estate management company, since 1984. He operated Pacific Aquaculture LTD, a salmon farm and salmon hatchery, from 1985 until 1991.  During the same time period, he also designed, manufactured, and distributed aquaculture equipment through is company Nor-Tec Sea Farm Equipment Ltd.  He has acted, and continues to act, as president and a director of Patriarch, Inc., a public mineral property exploration company, since 2001. Patriarch, Inc. trades on the OTC:BB with a trading symbol of PRRH.  Mr. Malamas spends approximately 25% of his business time on our operations.

James Michael Stewart

James Michael Stewart has acted as our director since February 19, 2002. He received his Bachelor of Arts degree in Pre-Law from the University of Alabama in 1974. He then proceeded to study finance and business at the University of Georgia. From 1975 to 1976, Mr. Stewart served as vice-president of Occidental Petroleum Corporation's chemical group in Dallas, Texas. In this position, he was directly involved in corporate management, national and global business strategy, as well as mergers acquisitions and divestments.  From 1987 to 1999, he acted as president and chief executive officer of Natural Gas Technologies, a independent Texas oil and gas producer. Since 2000, Mr. Stewart has acted as president of International Oil and Gas, Inc., a Delaware company involved in oil and gas exploration that trades on the National Quotation Bureau's pink sheets. Mr. Stewart spends approximately 3% of his business time on our operations.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated there under, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports.

Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended July 31, 2006 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2006. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 5% of our Common Stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 4,319,893 shares outstanding on July 31, 2006, and assuming the exercise of any options, which are presently exercisable or will become exercisable within 60 days after September 30, 2006.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Strato Malamas (1)	2,750,000	64%

James Michael Stewart (1)	0	0%

All Officers and Directors (2 in number)	2,750,000	64%

(1) This person is an officer or director of the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General. Our authorized capital stock consists of 80,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common Stock. As of September 30, 2006, there were 4,319,893 shares of our common stock issued and outstanding that were held by 37 stockholders of record.

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividend Rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Conversion and Redemption Rights. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

Summary

We were incorporated on May 2, 2001 under the laws of the state of Delaware. After raising initial capital for operations between May 2, 2001 and July 31, 2001, we commenced reviewing various oil and gas property acquisition opportunities. We reviewed potential properties until March 2002.

In March 2002, we acquired a 25% working interest and a 19.50% net revenue interest in oil and gas leases located in Hood County, Texas. In the same month, we also acquired a 1% working interest, and corresponding 0.78% net revenue interest, in another property located in Hood County known as the Tolar Property.  Tests performed on the properties did not indicate a commercial potential for either property so operations were cased on both properties.  The Company has abandoned its interest in the Hood County Property.  The Company still owns its interest in the Tolar Property but does not receive any income from such interest.

In March 2005, Dave Heyman staked a property claim for us in British Columbia, Canada, known as the Eagle Property.  On April 2, 2005, we purchased a 100% interest in this property from Mr. Heyman for $4,000, which was paid on that date.

We are currently in the exploration stage. We plan to ultimately engage in the exploration of mineral properties and to exploit mineral reserves we discover that demonstrate economic feasibility, if any. We have no plans to merge with or acquire another business entity.

Previous Exploration Properties

We own a 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County, Texas, known as the Tolar Property. In addition, we acquired a 25% working interest and corresponding 19.5% net revenue interest in a 111.89-acre lease located in Hood County, known as the Hood County Prospect. A “working interest” relates to the gross percentage that the holder of the interest must pay for expenses relating to the property or will receive from proceeds of the property. The “net revenue interest” is the “working interest” less any leasehold royalty interests held by third parties.

The Tolar Property and the Hood County Prospect are located approximately three miles south of the town of Tolar in southwestern Hood County, Texas. The area is bound by the Hood County line on the west and Highway 56 on the east. The north line is approximately one mile north of Highway 377 near Tolar, Texas and extends to the town of Paluxy on the south.

International Oil and Gas, Inc. leased the rights to extract oil and gas from both of these properties.  In 2004, International Oil and Gas ceased to hold these leases, and our agreements with International Oil and Gas were terminated.  Consequently, any interest we had in the properties was terminated.

Tolar Property

Pursuant to an Assignment of Oil and Gas Lease dated April 18, 2002, we acquired an undivided 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County, Texas for consideration of $7,500 paid to International Oil and Gas, Inc., a private Delaware company. One of our directors, James Michael Stewart, acts as the president of International Oil and Gas, Inc.

In order to maintain our 1% working interest in the property, we were required to fund 1% of all costs associated will the drilling of a test well on the property. The cost of this test well was estimated to be $463,547. International Oil and Gas, Inc. was responsible for the remaining 99% of the drilling costs relating to the Tolar property.

Management concluded that the drilling results from tests performed on the Tolar Property showed no potential for commercial production.  The Company abandoned operations and testing on this property because International Oil and Gas lost the rights to extract minerals from the properties.

Hood County Prospect

Pursuant to a separate Farmout Agreement dated March 10, 2002, as amended, we paid $12,500 to International Oil and Gas, Inc. in consideration of it granting to us a 25% working interest and corresponding 19.5% net revenue interest in a 111.89 acre land parcel located in Hood County, Texas. One of our directors, James Michael Stewart, acts as president of International Oil and Gas, Inc.

In order to maintain our 25% working interest in the property, we were required to fund 100% of all costs associated with the drilling of a test well on the property. The cost of this test well was estimated to be $463,500, including completion costs.

Our agreement with International Oil and Gas, Inc. required us to commence, or cause to be commenced, the drilling of the well by February 15, 2004.

The results of the drilling indicated that the Hood County Prospect did not have commercial potential so the Company abandoned its interest in the property.  Our agreement with International Oil and Gas was terminated after that company ceased to lease the right to extract minerals from the property.

Current Property

On April 2, 2005, we purchased two mineral claims on a property near Harrison Mills, British Columbia (the “Eagle Property”).

The Eagle Property is without known reserves. Our proposed exploration programs are exploratory in nature.

Location

The property is located approximately 38 km north of Harrison Mills in southwestern, British Columbia within the New Westminster Mining Division within the Coastal Mountains and consists of two claims totaling 377.363 hectares (approximately 932.48 acres).

The Eagle Property can be accessed from Harrison Mills by well-maintained logging roads, which provide access to various parts of the property.  The higher elevations on the property can only be reached on foot or by a helicopter.  Elevations range from 2,000 to 4,500 feet above sea level, and the topography is moderately steep.   The following maps illustrate the location.

HARRISON
LAKE
Mystery Creek
Eagle
Claims
Hale Creek
Long
Island
Mt McRae
Mt Downing
Chehalis Lake
Cartmell Creek
Mt Klauot
Mt Keenan
Echo Island
Chehalis River
Harrison
Hot Springs
N
0 km
8 km
SCALE
BRITISH
COLUMBIA
Eagle
Claims
Vancouver

GoEnergy Inc.

EAGLE PROPERTY
New Westminster Mining Division,
British Columbia
NTS 092G/9E

LOCATION MAP

Date: April 2005	Figure No. 1

Shrew
Showing
R-2, 3 &4
R-1
EAGLE
Zn-Cu
Showing
EAGLE
2
ACCESS ROAD
Eagle Creek
0 m
SCALE
800 m

Claim Boundary

1992 Float Discoveries

R-1 -0.113%Cu, 0.59% Zn, 4.7 g/t Ag

R-2 - 2.33%Cu, 5.5%Zn, 3.99% Pb, .28g/t Au, 115.5 g/t Ag

R-3 - 2.68%Cu, 4.43%Zn, 2.58%Pb, .31g/t Au, 95.3 g/t Ag

R-4 -1.11%Cu, 0.8%Zn, 0.6%Pb, 0.2g/tAu, 27.6 g/t Ag

1992 Soil Grid

GoEnergy Inc.	
EAGLE PROPERTY New Westminster Mining Division, British Columbia NTS 092G/9E	
PROPERTY MAP	
Date: April 2005	Figure No. 2

Claim Status

Tenure Number/ Name	Recording Date	Due Date	Recorded Holder	Mining Division	Number of Hectares
509975 Eagle	March 31, 2005	June 1, 2007	David Heyman	New Westminster	314.465
509976 Eagle 2	March 31, 2005	June 1, 2007	David Heyman	New Westminster	62.898

History

Since 1972, sporadic exploration has occurred on the Property.  Small work programs consisting of prospecting, geochemical soil sampling, stream sampling, mapping, geophysics and prospecting have occurred. Geophysics is a technique for exploring for minerals using electromagnetic impulses and the various resistances of the rocks to the conduction of the electromagnetic signals generated by the equipment.  The conductivity of the rocks is compared to known rock formations to help indicate the types of rock that may be found underground where the geophysical work is done.

In 1972, 1976, and 1977, Chevron Canada, Ltd. performed limited exploration activities on the Eagle Property.  Some of these activities were geochemical sampling, geological mapping and reconnaissance prospecting.  Several areas of massive to semi massive pyrite was isolated during this work program over a length of 3.5 kilos, most of which have coincident but untested copper, lead, and zinc geochemical anomalies.  There were only a few assays returned for gold. Chevron had kept the property in good standing for several years and later allowed it to lapse.

The Property was restaked by Mr. J. Cuttle on April 23, 1989.  In 1991, Cuttle performed stream sediment sampling, rock sampling, and reconnaissance sampling and mapping.  These activities were only performed on a small portion of the Property.  In 1992, Cuttle performed work consisting of prospecting, soil sampling and geological mapping.  A soil grid was taken over the area.

Geology

The Eagle Property is without known reserves. Our proposed exploration programs are exploratory in nature.

Much of the Eagle Creek area, although highly faulted, includes a variety of incomplete stratigraphic sections of hydrothermally altered Mid Jurassic Harrison Lake felsic and intermediate volcanics. Overlying this are tuffaceous Echo Island Member and the conformable black siliceous argillites of the Mysterious Creek Formation.  Bedding is generally very flat to the west and southeast approximately 20-45 degrees. Intruding these volcanics, and to varying degrees the sediments, are a variety of moderately altered feldspar porphyry and quartz diorite plugs and dykes, most of which to date are small intrusives of less than 20 metres in width. Their location suggests they underlie parts of the extensive gossan zone found on the property, upper

Alder Cr. on Eagle 1 (now Eagle). Other small and relatively fresh intrusives are found trending along the eastern portion of Eagle 3 (now Eagle). This quartz feldspar porphyry intrusive tongue is post volcanic and more probably related to the underlying Cretaceous Coast Mountain Intrusives.  At least three Northeast/Southwest trending faults (both normal and strike slip), found along the north ends of both the Eagle 1 and 3(now Eagle) claims, cut these gossanous zones forming block faulted contacts. From previous work, these faults are known to host disseminated chalcopyrite, sphalerite, magnetite and pyrrhotite mineralization. These faults are commonly identified by hosting grey amyloidal massive basalt dykes (<2 m) and from regional interpretations may isolate hot spring activity, or form important Tertiary feeder zones similar to mineralization at Doctors Point where they intersect older northwest rending steep angled thrust structures.  No discrete northwest structures have yet been isolated on the property. Apart from these broad descriptions, very little geological mapping has been done to accurately place the stratigraphic successions within a known geological group. It is believed from field observation of sedimentary rocks in the Mystery Creek area that these Middle to Upper Jurassic sediments are very similar to what outcrops on Eagle 1 and 3 (now Eagle).

Budget

We plan to conduct additional surface reconnaissance work to better identify areas with visual mineralization and to better map the property.  We would also extend the 1992 soil grids towards the south.  The proposed budget for the first phase of exploration, consisting of reconnaissance mapping and sampling, is approximately $6,190.  The proposed budget for the second phase of exploration, consisting of grid mapping and sampling and the extension of the soil grid to the south, is approximately $16,250.  The final phase of exploration, which will occur only if the board of directors of the Company determine that the results of the first two phases warrant further exploration, would consist of trenching and mapping.  The approximate budget for this phase is $126,500.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mining claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified employees.  Many of these companies are much larger than we are, have greater financial resources and have been in the mining business much longer than we have.  As such, these competitors may be in a better position through size, finances and experience to acquire suitable exploration properties.  We may not be able to compete against these companies in acquiring new properties and/or qualified people to work on any of our properties.

There is significant competition for the limited number of gold and silver acquisition opportunities available and, as a result, we may be unable to continue to acquire attractive gold and silver mining properties on terms we consider acceptable.

Given the size of the world market for gold and silver relative to individual producers and consumers of gold and silver, we believe that no single company has sufficient market influence to significantly affect the price or supply of gold and silver in the world market.

Governmental Regulations

Our business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Any mineral exploration activities conducted by the Company require permits from governmental authorities.  The various levels of government controls and regulations address, among other things, the environmental impact of mining and mineral processing operations and establish requirements for the decommissioning of mining properties after operations have ceased. With respect to the regulation of mining and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mining properties following the cessation of operations and may require that some former mining properties be managed for long periods.  In addition, in certain jurisdictions, we may be subject to foreign investment controls and regulations governing our ability to remit earnings abroad.

The need to comply with applicable laws, regulations and permits will increase the cost of operation and may delay exploration. All permits required for the conduct of mining operations, including the construction of mining facilities, may not be obtainable, which would have an adverse effect on any mining project we might undertake.  Additionally, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration to cease or be curtailed.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current governmental laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect the Company’s operations.  The extent of any future changes to governmental laws and regulations cannot be predicted or quantified.  Generally, new laws and regulations result in increased compliance costs, including costs for obtaining permits, delays or fines resulting from loss of permits or failure to comply with the new requirements.

We believe that we are in compliance with all material current government controls and regulations at each of our properties.

Compliance with Environmental Laws

Our current exploration activities and any future mining operations (of which we currently have none planned) are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species. We expect to make significant expenditures to comply with such laws and regulations. Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial condition or results of operations.  In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

Employees

We have no employees.  We anticipate that we will engage independent contractors during our exploration phase.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Plan of Operations

Our business plan is to proceed with the exploration of the Eagle Property to determine whether it contains commercially exploitable reserves of gold, silver or other metals.

We intend to explore the Eagle Property in three separate phases.

We anticipate that the first exploration stage will cost approximately $6,200.  In this phase, we intend to engage a geologist and field assistant as independent contractors to take thirty samples on the property.  The geologist will then prepare a report about the samples for the Company.  Management will review the report and determine whether further exploration on the Eagle Property is warranted.  If further exploration is not warranted, the Company will cease operations on the Eagle Property and begin looking for another mineral exploration property.

The second phase of exploration is expected to cost approximately $16,500.  During this phase of testing, we intend to extend the soil grid further south and to map the rest of the property.  We also plan to hire a geologist as an independent contractor to take 100 samples of the property and to analyze them.  The geologist will prepare a report for the Company.  Based on this report, management will determine whether or not to continue exploration on the Eagle Property.  If further exploration is not warranted, the Company will cease operations on the Eagle Property and begin looking for another mineral exploration property.

The final phase of exploration, if warranted, is expected to cost approximately $126,500.  In this stage of exploration, the geologist will take eight hundred samples of the property.  He will also conduct trenching and use geophysics to compile a report on the property.  (Ground-based geophysics is a technique for exploring for minerals using electromagnetic impulses and the various resistances of the rocks to the conduction of the electromagnetic signals generated by the equipment.  The conductivity of the rocks is compared to known rock formations to help indicate the types of rock that may be found underground where the geophysical work is done.)    If the report indicates the presence of a mineral deposit, management will determine whether it is economically feasible to put such deposit into commercial production.  If the Company decides to engage in commercial production, it will need to acquire additional funds.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock in the future. We may also seek to obtain a short-term loan from our president, although no such arrangement has, as yet, been made and he is under no obligation to provide such loan. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We are not involved in any research and development on the Eagle Property.  Also, as we are in the exploration phase, we do not anticipate purchasing any plants or significant equipment.  In the event that we did discover a mineral deposit, of which there is no guarantee, we would need to expend substantial amounts of capital to put the Eagle Property into production, if so warranted.  The amount of such expenditures in indeterminable at this time as we do not have any exploitable ore reserves and with the current stage of exploration on the properties have no way to determine such expenditures.  Such expenditures are dependent upon the size of the ore body, the grade of the ore and the type of mining that is required to extract any minerals that may be found.  Regardless, we do not have enough capital available to us to make any such expenditures that would be required to put any mineral property into production, and we therefore would have to raise the additional capital or, if possible, enter into a joint venture for the production phase.  If we were to form a joint venture, we cannot assess what our final position in the project would be.  We do not have any sources of capital available to us at this time to fund such a project if one should be discovered.

Results of Operations

We have not had any revenue since our formation.  For the year ended July 31, 2006, investment income increased to $85 from $50 for the fiscal year ended July 31, 2005.

Mineral property expenses decreased from $4,000 for the year ended July 31, 2005 to $0 for the year ended July 31, 2006.  This decrease was because we paid for the mineral rights on the Eagle Property in 2005.  No work has been done on the Eagle Property.

General and administrative expenses decreased from $5,290 for the fiscal year ended July 31, 2005 to $490 for the fiscal year ended July 31, 2006.  This decrease of $4,800 was due to a decrease in audit fees (from $5,000 for 2005 to $0 for 2006) which was partially offset by an increase in professional fees to $302 for 2006 from $0 for 2005.  These professional fees consist of fees paid to an accountant.  Office costs decreased from $55 for the year ended July 31, 2005 to $0 for the year ended July 31, 2006.

The net loss for the fiscal year ended July 31, 2006 was $405, a decrease of $8,835 from the loss for the fiscal year ended July 31, 2005, which was $9,240.  This decrease was due to a decrease in mineral property expenses and general and administrative expenses, as discussed above.

Liquidity

Cash on hand at July 31, 2006 was $9,525 compared to $2,920 at July 31, 2005.

Cash used in operating activities decreased from $9,240 for the fiscal year ended July 31, 2005 to $8,395 for the fiscal year ended July 31, 2006.  This decrease was due to a decrease in net loss, as discussed above, which was partially offset by an increase in prepaid expenses.  For the fiscal year ended July 31, 2006, prepaid expenses increased to $7,990 compared to $0 for the fiscal year ended July 31, 2005.  Of this, $3,000 was paid to our accountants and $4,990 was paid to our legal counsel.

Cash provided by financing activities increased to $15,000 for the fiscal year ended July 31, 2006 from $5,000 for the fiscal year ended July 31, 2005.  The increase was entirely due to an increase in loans from a related party, as described in the “Certain Relationships and Related Transactions” section below.

Critical Accounting Policies

Translation of Foreign Currency

The functional currency and the reporting currency is the United States Dollar.

Monetary assets and liabilities are translated at the current rate of exchange.

The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Gains or losses from foreign currency transactions are recognized in current net income.

Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

Depreciation is measured at historical exchange rates that existed at the time the underlying fixed asset was acquired.

Capital accounts are translated at their historical exchange rates when the capital stock is issued.

Mining Properties and Exploration Costs

Exploration costs and costs of acquiring mineral properties are charged to operations in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable resources are estimated to exist, in which case they are capitalized.

Mining properties are, upon commencement of production, amortized over the estimated life or are written off if the property is abandoned or if there is considered to be a permanent impairment in value.

Investments in mining properties over which the company has significant influence but not joint control are accounted for using the equity method.

Site Restoration and Post Closure Costs

Expenditures related to ongoing environmental and reclamation activities are expensed, as incurred, unless previously accrued.

Provisions for future site restoration and reclamation and other post closure costs in respect of operating facilities are charged to operations over the estimated life of the operating facility, commencing when a reasonably definitive estimate of the cost can be made.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our executive offices are located at 4526 Underwood Avenue, North Vancouver, British Columbia, Canada. Mr. Strato Malamas, our president, provides this office space to us free of charge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2002, Strato Malamas, CEO of the Company, loaned to the Company $20,000.  This loan is unsecured.  The loan has no fixed repayment terms.

On April 27, 2005, Strato Malamas, CEO of the Company, loaned to the Company $5,000.  This loan is unsecured.  The loan has no fixed repayment terms.

On July 20, 2006, Strato Malamas, CEO of the Company, loaned to the Company $15,000.  This loan is unsecured.  The loan has no fixed repayment terms.  Mr. Malamas may, but is not obligated to, lend the Company additional funds to cover operating costs in the near future, if needed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

EXECUTIVE COMPENSATION

Summary Compensation Table

Annual Compensation	Long Term Compensation

Name And Principal Position	Fiscal year Ended July 31	Salary	Bonus	Securities Underlying Options
Strato Malamas	2004 2005 2006	$0 $0 $0	$0 $0 $0	N/A N/A N/A
John Michael Stewart	2004 2005 2006	$0 $0 $0	$0 $0 $0	N/A N/A N/A

Future compensation of officers will be determined by the Board of Directors based upon the financial condition, financial requirements and performance of the Company, and individual performance of each officer.

Options Grants During the Last Fiscal Year

No stock options have been granted to officers, directors or employees since the formation of the Company.

Director Compensation

At this time, no compensation has been scheduled for members of the Board of Directors or officers, and no compensation has been paid for the last year.

Employment Agreements

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.  The Company does not have any employment agreements with any officers or employees.

CHANGES IN OUR CERTIFYING ACCOUNTANT

On or about September 22, 2006, we engaged Moore and Associates, Chartered Accountants and Advisors (PCAOB registered) as our principal independent accountant with the approval of our Board of Directors.  Accordingly, we dismissed Irving Moen on the same date.  The reason to change our principal independent accountant was based on the fact that Irving Moen has retired.

LEGAL MATTERS

Frascona, Joiner, Goodman and Greenstein, P.C. of Boulder, Colorado will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Moore and Associates, Chartered Accountants and Advisors, have audited, as set forth in their report thereon appearing elsewhere herein, the financial statements at July 31, 2005 and July 31, 2006 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of GoEnergy, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov. We are not required to deliver copies of our annual report to our security holders. In addition, we do not voluntarily provide our annual reports to our security holders.

INDEX TO FINANCIAL STATEMENTS

Financial Statements, July 31, 2006

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

31

Balance Sheets

32

Statements of Income and Comprehensive Income

33

Statement of Retained Earnings (Deficit)

34

Statement of Cash Flows

35

Statement of Stockholders' Equity

36

Notes to Financial Statements

37

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Financial Statements, July 31, 2006

(Stated in U.S. Dollars)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Go Energy Inc (A Exploration Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Go Energy Inc (A Exploration Stage Company) as of July 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows through July 31, 2006 and 2005 and the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go Energy Inc (A Exploration Stage Company) as of July 31, 2006 and 2005 and the results of its operations and its cash flows through July 31, 2006 and 2005 and the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s net losses of $62,196 and working capital deficiency of $36,739 as of July 31, 2006 raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

September 14, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Balance Sheets

July 31, 2006

(With Comparative Figures at July 31, 2006 and July 31, 2005)

(Stated in U.S. Dollars)

	July 31
ASSETS	2006	2005

Current Assets
Cash and cash equivalents	$ 9,525	$ 2,920
Prepaid Expenses	7,990
TOTAL CURRENT ASSETS	17,515	2,920
Promissory note receivable (Note 5)	49,000	49,000
Less: discount to fair value	(2,812)	(2,773)
	46,188	46,227
TOTAL ASSETS	$ 63,703	$ 49,147

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$ 14,254	$ 14,254
Loan from related party (Note 4)	40,000	25,000
TOTAL CURRENT LIABILITIES	54,254	39,254

Stockholders' Equity
Common Stock
Authorized:
80,000,000 common shares at $0.0001 par value
20,000,000 preferred shares at $0.0001par value
Issued and fully paid
4,319,893 common shares (unchanged from July 31, 2005)
par value	432	432
Additional paid-in capital	71,213	71,213

	71,645	71,645
Deficit, accumulated during the exploration stage	(62,196)	(61,752)
TOTAL STOCKHOLDERS' EQUITY	9,449	9,893
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 63,703	$ 49,147
	Going concern: Note 1
	Commitments: Notes 3, 4
The accompanying notes are an integral part of these financial statements

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Statements of Income and Comprehensive Income

Twelve Months Ended July 31, 2006

(Stated in U.S. Dollars)

			From Date
			of Inception
			On May 2,
	Ended		2001 to
	July 31		July 31
	2006	2005	2006

Investment income	$ 85	$ 50	$ 4,865

Mineral Property Expenses	-	4,000	24,055

General and Administration Expenses
Audit fees	-	5,000	10,000
Bank charges and interest expense	188	235	643
Professional fees	302	-	25,189
Office costs	-	55	510
Transfer agent and filing fees	-	-	3,852
	490	5,290	40,194
Total Expenses	490	9,290	64,249
Net Loss for the Period	(405)	(9,240)	(59,384)
Other comprehensive income
Discount promissory note receivable
at current rate	(39)	(663)	(2,812)
Other comprehensive income	(39)	(663)	(2,812)

Comprehensive income	$ (444)	$(9,903)	$(62,196)

The accompanying notes are an integral part of these financial statements

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Statement of Retained Earnings (Deficit)

Twelve Months Ended July 31, 2006

(Stated in U.S. Dollars)

				From Date
				of Inception
				On May 2,
		Ended		2001 to
		July 31		July 31
	2006		2005	2006

Balance, beginning of period (Deficit)	$(61,752)		$(51,849)	$ -
Net Loss for the Period	(405)		(9,240)	(59,384)
Other comprehensive income	(39)		(663)	(2,812)
Retained Earnings (Deficit)
end of period	$(62,196)		$(61,752)	$(62,196)

The accompanying notes are an integral part of these financial statements

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Statement of Cash Flows

Twelve Months Ended July 31, 2006

(Stated in U.S. Dollars)

				From Date
				Of Inception
				On May 2,
	Ended			2001 to
	July 31			July 31,
	2006	2005		2006

Cash Provided by (Used for)
Operating Activities
Net loss for the period	$ (405)	$ (9,240)		$ (59,384)
Item not requiring use of cash
Prepaid Expenses	(7,990)			(7,990)
Changes in non-cash working capital items
Accounts payable & accrued	-	-		14,254
Net Cash Provided by (Used for)
Operating Activities	(8,395)	(9,240)	-	(53,120)

Investing Activities	-	-

Financing Activities
Promissory note receivable	-	-		(49,000)
Loan from related party	15,000	5,000		40,000

Capital stock subscribed for cash	-	-		71,645
Net Cash Provided by (Used for)
Financing Activities	15,000	5,000		62,645
Cash increase (decrease)
During the Period	6,605	(4,240)	-	9,525

Cash, Beginning of the Period	2,920	7,160		-

Cash, End of the Period	$ 9,525	$ 2,920		$ 9,525

The accompanying notes are an integral part of these financial statements

GOENERGY INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Statement of Stockholders' Equity

Period From Inception Date of May 2, 2001 to July 31, 2006

(Expressed in U.S. Dollars)

	Number of		Additional	Total	Retained	Other	Total
	Common	par	Paid-in	Capital	Earnings	Comprehensive	Stockholders'
	Shares	Value	Capital	Stock	(Deficit)	Income	Equity
Shares subscribed on 5/2/01
by Director for cash	2,750,000	$ 275	$ 275	$ 550	$ -	$ -	$ 550
Shares issued on 7/31/01
for cash	1,516,293	152	75,663	75,815	-	-	75,815
Finder's fee	-	-	(7,400)	(7,400)	-	-	(7,400)
Net loss for the year
ended July 31, 2001	-	-	-	-	(35,810)	-	(35,810)
Balance, July 31, 2001	4,266,293	427	68,538	68,965	(35,810)	-	33,155
Shares issued on July 31, 2002
for cash	53,600	5	2,675	2,680	-	-	2,680
Net loss for the year
ended July 31, 2002	-	-	-		(4,159)	-	(4,159)
Balance, July 31, 2002	4,319,893	432	71,213	71,645	(39,969)	-	31,676
Net loss for the year
ended July 31, 2003	-	-	-	-	(3,099)	-	(3,099)
Discount promissory note receivable
at current rate	-	-	-	-	-	(4,129)	(4,129)
Balance, July 31, 2003	4,319,893	432	71,213	71,645	(43,068)	(4,129)	24,448
Net loss for the year
ended July 31, 2004	-	-	-	-	(6,671)	-	(6,671)
Discount promissory note receivable
at current rate	-	-	-	-	$ -	2,019	2,019
Balance, July 31, 2004	4,319,893	432	71,213	71,645	$ (49,739)	(2,110)	19,796
Net loss for the period
ended July 31, 2005	-	-	-	-	(9,240)	-	(9,240)
Discount promissory note receivable
at current rate	-	-	-	-	$ -	(663)	(663)
Balance, July 31, 2005	4,319,893	432	71,213	71,645	$ (58,979)	(2,773)	9,893
Net loss for the period
ended July 31, 2006	-	-	-	-	(405)	-	(405)
Discount promissory note receivable
at current rate	-	-	-	-	$ -	(39)	(39)
Balance, July 31, 2006	4,319,893	$ 432	$ 71,213	$ 71,645	$ (59,384)	$ (2,812)	$ 9,449
The accompanying notes are an integral part of these financial statements

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 1.

BUSINESS OPERATIONS AND CONTINUANCE OF OPERATIONS

(a)

The Company date of incorporation and inception was on May 2, 2001 under the Company Act of the State of Delaware, U.S.A. as an exploration stage company.  The Company has been primarily involved in organizational activities and has obtained an interest in certain oil and gas wells, and mining claims and intends to carry out exploration work thereon.

 (b)

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business.  The Company has incurred losses since inception of $62,196 to July 31, 2006 and has a working capital deficiency of $36,739 at July 31, 2006.  These factors create doubt as to the ability of the Company to continue as a going concern.  Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.  The management is currently planning to raise funds to pay for ongoing costs and working capital.

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

General and Administration Expenses

General and administration expenses are written off to operations when incurred.

(b)

Basis of Presentation

These financial statements are prepared in accordance with United States of America Generally Accepted Accounting Principles (GAAP).

(c)

Translation of Foreign Currency

The functional currency and the reporting currency is the United States Dollar.

Monetary assets and liabilities are translated at the current rate of exchange.

The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Gains or losses from foreign currency transactions are recognized in current net income.

Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

Depreciation is measured at historical exchange rates that existed at the time the underlying fixed asset was acquired.

Capital accounts are translated at their historical exchange rates when the capital stock is issued.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(d)

Net Loss Per Share

Net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the period.

Computation of basic and diluted weighted average of shares outstanding for the year ended July 31, 2006 is as follows:

	Year Ended July 31,
	2006	2005
Basic weighted average shares	4,319,893	4,319,893
Effect of dilutive securities	-	-
Dilutive potential common shares	4,319,893	4,319,893

Net Profit (Loss) per share - Basic	($0.00)	($0.00)
Net Profit (Loss) per share - Diluted	($0.00)	($0.00)

(e)

Mining Properties and Exploration Costs

Exploration costs and costs of acquiring mineral properties are charged to operations in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable resources are estimated to exist, in which case they are capitalized.

Mining properties are, upon commencement of production, amortized over the estimated life or are written off if the property is abandoned or if there is considered to be a permanent impairment in value.

Investments in mining properties over which the company has significant influence but not joint control are accounted for using the equity method.

Site Restoration and Post Closure Costs

Expenditures related to ongoing environmental and reclamation activities are expensed, as incurred, unless previously accrued.

Provisions for future site restoration and reclamation and other post closure costs in respect of operating facilities are charged to operations over the estimated life of the operating facility, commencing when a reasonably definitive estimate of the cost can be made.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(e)

Mining Properties and Exploration Costs (Cont’d)

Environment Remedial Liability

SOP 96-1 provides accounting guidance for environmental remedial liabilities.  The Company does not own any properties that are subject to environmental remedial liabilities.

(f)

Segment Reporting

SFAS No.131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for a public company to report financial and descriptive information about its reportable operating segments in annual and interim financial reports.  Operating segments are components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker in deciding how to allocate resources and evaluate performance.  Two or more operating segments may be aggregated into a single operating segment provided aggregation is consistent with objective an basic principles of SFAS No.131, if the segments have similar economic characteristics, and the segments are considered similar under criteria provided by SFAS No.131. SFAS No.131 also establishes standards and related disclosures about the way the operating segments were determined, products and services, geographic areas and major customers, differences between the measurements used in reporting segment information and those used in the Company’s general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

Segmented information of the Company’s identifiable assets and operating activities, is as follows:

July 31, 2006	Canada	U.S.	Total
Current assets	$17,515	$-	$17,515
Promissory note receivable	46,188	-	46,188
Total Assets	$63,703	$-	$63,703

Investment income	$-	85	85
Mineral property expenses	-		-
General and administration expenses	(490)	-	(490)
Discount promissory note receivable
at current rate	(39)	-	(39)
Net (loss) for the period	$(529)	$85	$(444)

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(f)

Segment Reporting (Cont’d)

July 31, 2005	Canada	U.S.	Total
Current assets	$2,920	$-	$2,920
Promissory note receivable	46,227	-	46,227
Total Assets	$49,147	$-	$49,147

Investment income	$-	50	50
Mineral property expenses	-	(4,000)	(4,000)
General and administration expenses	(5,290)	-	(5,290)
Discount promissory note receivable
at current rate	(663)	-	(663)
Net (loss) for the period	$(5,953)	$(3,950)	$(9,903)

Note 3.

EXPLORATION EXPENDITURES

(a)

Oil and Gas Properties

During the year ended July 31, 2002, the Company purchased from International Oil and Gas Inc. a Texas company, a 1% working interest and 0.78% net revenue interest in an oil and gas lease in the wellbore and production of the Mesa Wood No. 1 property, Texas.  Total consideration was $7,500 and the Company is to bear 1% of the working interest costs.  The Company estimates the total costs associated with drilling a test well to be $463,547 for which the Company will be responsible for 1% or $4,635.  At July 31, 2006, the well was in the early stages of production and no significant revenue has been received by the Company to date.

By letter agreement dated March 10, 2002, the Company acquired an option from International Oil and Gas Inc. whereby the Company may acquire a 25% working interest and a 19.5% net revenue interest in an oil and gas well to be drilled in Hood County, Texas.  Total consideration for this option is $10,000 and the Company is to bear all costs associated with the drilling, testing, completing and equipping of the well.  The Company estimates the total costs associated with the drilling of a test well will be $463,500, including completion costs.  Drilling must commence on or before October 31, 2002 and be completed within 120 days from commencement.  The terms of payment of the consideration are as follows:

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 3.

EXPLORATION EXPENDITURES (cont’d)

(a)

Oil and Gas Properties (cont’d)

(i)

payment of $2,500 upon signing of the agreement (paid);

(ii)

payment of $2,500, on or before May 30, 2002 (paid); and

(iii)

payment of $5,000 by the earlier of commencement of drilling and October 31, 2002 (payment of the $5,000 by October 31, 2002 will extend the date drilling must commence from October 31, 2002 to on or before February 15, 2003).  By an agreement dated February 13, 2003 between the Company and International Oil and Gas Inc. for consideration of the $5,000 and an additional $2,500 (both amounts were paid February 27, 2003) the date the Company must commence drilling is extended to February 15, 2004.  As at July 31, 2006, drilling has not commenced.

(b)

Mineral Claims

On April 2, 2005, the Company entered into a purchase agreement with David Heyman to purchase 100% interest of two contiguous mineral claims, covering 377.363 hectares, referred to as the Eagle Mineral Claims in the new Westminster mining division, near Harrison Lake, British Columbia, Canada for $4,000.  The recorded holder of the claims is David Heyman and the due date of the claims is March 31, 2006.  An engineering report dated April 2005 recommends an exploration budget in Phase 1 of $4,152 ($6,190Cdn) to cover reconnaissance, mapping and sampling.

Note 4.

RELATED PARTY TRANSACTIONS

The President, a director and shareholder of the Company, during the year ended July 31, 2002, loaned $20,000 later in 2005 loaned $5,000 and during the period ended July 31, 2006, loaned $15,000 to the Company, respectively, as demand non-interest bearing loans with no specific terms of repayment. The amount of $40,000 is owed by the Company at July 31, 2006.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 5.

PROMISSORY NOTE RECEIVABLE

The Company was committed to pay $85,000 to an independent consultant to take the Company public.  The Company had paid $49,000, of which $14,000 was paid during the year ended July 31, 2002 and $35,000 was paid during the period from inception (May 2, 2001) to July 31, 2001.  The contract was terminated during the year ended July 31, 2002 and the consultant agreed to repay the company $49,000, secured by a non-interest bearing promissory note.  The $49,000 promissory note receivable is expected to be repaid by July 31, 2006, without interest (imputed interest is 6.09% per year).

		July 31,
	2005	2004

Non-interest bearing note	$49,000	$49,000
Less: discount to fair value	2,812	2,773
	$46,188	$46,227

Note 6.

PENSION AND EMPLOYMENT LIABILITIES

The Company does not have any liabilities as at July 31, 2006 for pension, post-employment benefits or postretirement benefits.  The Company does not have a pension plan.

Note 7.

   FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, promissory note receivable and current liabilities.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial statements approximates their carrying values.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2006

(Expressed in U.S. Dollars)

Note 8.

INCOME TAXES

The Company has losses that total $62,196 for income tax purposes as at July 31, 2006.  There are no current or deferred tax expenses for the period ended July 31, 2006, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period.   Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

	2006	2005

Deferred tax assets	$ 21,147	$ 20,996
Valuation allowance	$ (21,147)	$ (20,996)
Net deferred tax assets	$ -	$ -

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the periods ended July 31, 2006 and 2005 is as follows:

	2006	2005

Statutory federal income tax rate	-34.0%	-34.0%
Valuation allowance	34.0%	34.0%
Effective income tax rate	0.0%	0.0%

The benefit of a potential reduction in future income taxes has not been recorded as an asset at July 31, 2006 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the DRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE	AMOUNT

SEC Registration Fee	$8.40

Accounting fees and expenses (1)	$5,000

Legal fees and expenses (1)	$15,000

Trustee’s and transfer agent costs (1)	$500

Miscellaneous (1)	$5,000

TOTAL (1)	$25,508.40

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES.

There have been no unregistered sales of securities during the last two complete fiscal years.

EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit Number	Description

3.1	Certificate of Incorporation (hereby incorporated by reference to Form SB-2 on March 25, 2003).
3.2	By-Laws (hereby incorporated by reference to Form SB-2 on March 25, 2003).
4.1	Share Certificate (hereby incorporated by reference to Form SB-2 on March 25, 2003).
5.1	Frascona, Joiner, Goodman and Greenstein, P.C. Opinion and Consent*
10.1	Assignment of Oil and Gas Lease dated March 15, 2002 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).
10.2	Farmout Agreement dated March 10, 2002 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).

10.3	Farmout amending agreement dated June 5, 2002 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).
10.4	Farmout amending agreement dated February 13, 2003 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).
10.5	Purchase Agreement between David Heyman and GoEnergy to purchase the interests in the Eagle Property, dated April 2, 2005 *
23.1	Consent of auditors*

* Filed herewith

UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Canada, on October 10, 2006.

GOENERGY, INC.

/s/ Strato Malamas
President, Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Strato Malamas
President, Chief Financial Officer

/s/ James Michael Stewart

Director

Date: October 10, 2006